Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Alpha Cognition Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
			Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value	457(c)	42,676,511	$0.49	(1)	$20,911,490.39	0.0001476	$3,086.54
	Total Offering Amounts						$20,911,490.39		$3,086.54
	Total Fees Previously Paid								--
	Total Fee Offsets								$--
	Net Fees Due								$3,086.54

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock of the registrant as reported on the OTCQB Best Market on April 25, 2024.
(2)	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.